UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2014

JAGGED PEAK, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-31715	91-2007478
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 Bayport Drive, Suite 250, Tampa, Florida 33607

(Address of principal executive offices – zip code)

            (813) 637-6900

(Registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications, pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

ITEM 8.01 OTHER EVENTS

On April 14, 2014, Vince Fabrizzi, Chief Sales and Marketing Officer of Jagged Peak, Inc. (the “Company”) adopted a 10b5-1 Stock Trading Plan. The plan provides for the sale of a limited number of his shares of the Company's common stock. Under the plan, beginning on April 14, 2014, shares may be sold periodically through the end of the 2014 provided that the stock price is above certain levels. The maximum number of shares that can be sold under the plan is 150,000.

On April 14, 2014, Daniel Furlong, Chief Operations Officer of Jagged Peak, Inc. (the “Company”) adopted a 10b5-1 Stock Trading Plan. The plan provides for the sale of a limited number of his shares of the Company's common stock. Under the plan, beginning on April 14, 2014, shares may be sold periodically over a 6 month period provided that the stock price is above certain levels. The maximum number of shares that can be sold under the plan is 50,000.

The foregoing trading plans are intended to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company's insider trading policy. Rule 10b5-1 allows individuals who are not in possession of material, non-public information at the time a stock trading plan is adopted to establish prearranged written plans to buy or sell a specified number of shares of a company's stock. Trading under the foregoing plans is generally based on reaching certain pre-determined minimum price conditions.

Transactions under the foregoing trading plans will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission, to the extent required by law.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGGED PEAK, INC.

By:	/s/ Albert Narvades
Name:	Albert Narvades

Title:	Senior Vice President, Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer)

Date: April 17, 2014